Exhibit 10.3
HEALTH GRADES, INC.
Grant Notice of Restricted Stock Award

(PERFORMANCE GRANT)
Health Grades, Inc., a Delaware corporation (the “Company”), hereby awards to Grantee as a bonus the number of shares of the Company’s common stock, $.001 par value per share (“Common Stock”), set forth below (“Stock Award”). This Stock Award is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Agreement attached hereto as Exhibit A and the Health Grades, Inc. 2006 Equity Compensation Plan, as amended from time to time (the “Plan”). Capitalized terms used herein without definition have the meanings given them in the Restricted Stock Agreement and the Plan, as applicable.

Grantee:

Date of Grant:

Number of Shares Subject to Award:

Consideration:	Grantee’s Past Services
Restriction Period Vesting Schedule:
The Restricted Shares subject to this Stock Award are restricted and forfeitable except as otherwise provided herein, in the Restricted Stock Agreement and the Plan; provided that the Restriction Period shall lapse as set forth below if, at the time the performance goals set forth below are met, the Grantee remains employed by, or provides services to, the Employer. The Restriction Period shall lapse, and the Restricted Shares shall vest as to 25% of the Restricted Shares, on the achievement of each of the following performance goals:
(a) Achievement of annual revenues of $60 million;
(b) Achievement of annual revenues of $80 million;
(c) Achievement of operating income of $18 million and 30 percent operating margin; and
(d) Achievement of operating income of $25 million and 30 percent operating margin.
In addition, notwithstanding the terms of the Restricted Stock Agreement, if, at the time a Change of Control occurs the Grantee remains employed by, or provides services to, the Employer, the Restriction Period shall lapse as to the following percentage of Restricted Shares depending on when the Change of Control occurs:
If a Change of Control occurs:
Within six months following the date of the award: 25 % of the Restricted Shares
More than six months but less than one year following the date of the award: 50 % of the Restricted Shares

More than one year but less than two years following the date of the award: 75 % of the Restricted Shares
More than two years following the date of the award: 100 % of the Restricted Shares
However, if at any time in connection with a Change of Control the stockholders of the Company receive consideration of at least $8.00 per share, the Restriction Period for all Restricted Shares shall lapse and 100% of the Restricted Shares shall vest.
The determination of whether a performance goal has been met shall be made by the Compensation Committee of the Company in its sole discretion. Revenues, operating income and operating margin shall be determined in accordance with US generally accepted accounting principles. In the event of a Change of Control, payment for or other disposition of the Shares for which the Restriction Period lapses shall be governed by Section 14 of the Plan.
Additional Terms/Acknowledgements: The undersigned Grantee acknowledges receipt of, understands and agrees to be bound by the terms and provisions of, this Grant Notice, the Restricted Stock Agreement and the Plan. Grantee further acknowledges that as of the Date of Grant, this Grant Notice and the Restricted Stock Agreement set forth the entire understanding between Grantee and the Company regarding the Stock Award and supersede all prior oral and written agreements or understandings on that subject.

HEALTH GRADES, INC.		Grantee:

By:

	Signature	Signature

Title:		Date:

Date:

Exhibit A
Restricted Stock Agreement
[ATTACHED]